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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 15, 2000
                           NATIONAL AUTO CREDIT, INC.
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             (Exact name of Registrant as specified in its charter)

            Delaware                1-11601               34-1816760
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(State or other jurisdiction (Commission File No.) (Employer Identification No.)
    of incorporation)


     30000 Aurora Road, Solon, Ohio                               44139
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     (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (440) 349-1000
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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

ZOOMLOT TRANSACTION

         On December 15, 2000, National Auto Credit, Inc., a Delaware corporation ("NAC" or the "Company"), entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") to acquire ZoomLot Corporation , a Delaware corporation, together with its subsidiaries (collectively, "ZoomLot"). The transaction is intended to be a tax-free reorganization for federal income tax purposes with ZoomLot Corporation merging with and into ZLT Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly owned subsidiary of NAC, with ZLT continuing as the surviving entity of the merger. As part of the merger, ZLT changed its name to "ZoomLot Corporation" (hereinafter the survivor is referred to as "ZLT/ZoomLot").

         ZoomLot provides business-to-business e-commerce services to independent or non-franchised used-car dealerships, financing and insurance companies and other participants in the used-car industry. ZoomLot's services are designed to enable such dealerships and lenders and insurance companies to identify each other for the purpose of providing the used-car dealer's customers with financing and insurance.

         Under the terms of the Merger Agreement, NAC has agreed to issue to the former ZoomLot shareholders 270,953 shares of its Series B preferred stock and 729,047 shares of its Series C preferred stock. Subject to certain conditions, the shares of the Series B preferred stock will be convertible into, or will automatically convert into, shares of NAC's common stock ("Common Stock") at the ratio (subject to adjustment for stock splits and other anti-dilutive events) of 10 shares of Common Stock for each share of preferred stock. So long as at least two hundred and five thousand (205,000 shares) of Series B preferred stock are issued and outstanding, the holders of shares of Series B preferred stock, voting separately as a class, will be entitled to nominate and elect the lesser of (i) two (2) members to the Board of Directors or (ii) a number of directors that would represent one-sixth (1/6) of the entire membership of the Board; and for so long as at least one hundred and ten thousand (110,000) shares of Series B preferred stock are issued and outstanding, the holders of shares of Series B preferred stock, voting separately as a class, shall be entitled to nominate and elect one (1) member to the Board. Subject to certain conditions, the shares of Series C preferred stock will be redeemable at the option of the holder thereof, or at the option of NAC, for a price per share equal to 10 times (subject to adjustment for stock splits and other anti-dilutive events) the then market price of a share of Common Stock. No voting rights will attach to the Series C preferred stock.

         No dividend payments will be made with respect to any share of Common Stock unless a dividend in an amount equal to ten (10) times the amount of the dividend payable with respect to a share of Common Stock is paid with respect to each share of the Series B and C preferred stock. Also, in the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of shares of Series B and C preferred stock will be entitled to receive an amount per share equal to ten (10)

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times the amount payable per share of Common Stock upon such liquidation, dissolution or winding up.

         The foregoing is a summary description of certain rights and preferences of the Series B and C preferred stock and by its nature is incomplete. It is subject to the more complete description set forth in the Certificate of Designations of Series B and Series C preferred stock of National Auto Credit, Inc. as set forth in a resolution duly adopted by the Board of Directors of National Auto Credit, Inc. The Certificate of Designations is filed with this Current Report as Exhibit 4.1.

         Certain terms and characteristics of the Series B and C preferred stock were established in order that the merger transaction not violate, or trigger the termination of, a Stock Purchase and Standstill Agreement dated as of November 3, 2000 between NAC and Reading Entertainment Inc. and certain of its affiliates. As discussed below that agreement was, in a separate transaction, terminated after the Merger Agreement was entered into between NAC and the ZoomLot shareholders. As a result, the parties have had subsequent discussions relating to modifying certain terms and characteristics of the Series B and/or C preferred stock, as well as certain other terms and conditions of the merger transaction, and management believes that certain of those terms and characteristics are likely to be modified.

         666,667 shares of the Series C preferred stock will be subject to forfeiture under certain conditions. Specifically, one half of those shares will be forfeited, if, by December 31, 2003, ZLT/ZoomLot has not achieved at least $4.5 million in earnings before interest, taxes, depreciation and amortization for a period of twelve (12) consecutive months. The remaining one-half of those shares will be forfeited if, by December 31, 2003, ZLT/ZoomLot has failed to achieve such earnings and has also failed to break even on a cash basis for a minimum period of six (6) consecutive months. If, however, certain "valuation events" should occur prior to December 31, 2003, those financial performance objectives will be deemed to have been achieved. These valuation events generally consist of (a) transaction that would involve an investment in ZLT/ZoomLot or one of its subsidiaries of at least $10 million, where the pre-investment valuation of ZLT/ZoomLot or any subsidiary of ZLT/ZoomLot is at least $30 million, (b) a change in control of NAC or (c) the termination of the key executives of ZLT/ZoomLot without cause. During the forfeiture period, the stock will also be subject to a Lock-up, Standstill and Voting Agreement, discussed below, as a result of which the shares will be transferable only on the terms provided.

         In addition, under the terms of the Merger Agreement, NAC agreed to make at least $6.5 million in working capital available to ZLT/ZoomLot to facilitate the continued development of ZLT/ZoomLot. The obligation to provide this funding is conditioned on ZLT/ZoomLot meeting certain specified performance and development criteria. NAC has also committed to advance funds to ZLT/ZoomLot to enable it to repay approximately $5 million advanced to ZoomLot by certain of its affiliates. The terms of the merger provide that the funds advanced to ZLT/ZoomLot by NAC to repay the affiliate advances will be refunded to NAC, with interest, by certain of the former

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ZoomLot shareholders if the financial performance criteria referred to above are not met and the valuation events referred to above do not occur by December 31, 2003.

ANCILLARY AGREEMENTS

         A. Registration Rights Agreement

         On December 15, 2000 the Company entered into a Registration Rights Agreement (the "RRA") with the former shareholders of ZoomLot (the "Shareholders"). Pursuant to the terms of the RRA, such Shareholders have been granted certain registration rights with respect to the shares of NAC's stock received or to be received by them in connection with the ZoomLot merger. The foregoing is a summary description of certain terms and provisions of the RRA, and by its nature is incomplete. The RRA is filed with this Current Report as
Exhibit 4.2.

         B. Lockup, Standstill and Voting Agreement

         On December 15, 2000, the Company entered into a Lockup, Standstill and Voting Agreement (the "Voting Agreement") with the "Shareholders. The Voting Agreement generally provides, INTER ALIA, that (i) until December 31, 2007 provided the Shareholders in the aggregate own beneficially in excess of 15% of the votes that could be cast by the holders of all NAC's outstanding voting stock each shareholder will vote all of his shares of voting securities issued by NAC on each and every matter that is submitted to the shareholders of NAC in the same proportions in which all other NAC Voting Shares voted on such matter are voted; and (ii) until June 30, 2003, each Shareholder agrees to abide by certain standstill and non-solicitation agreements; and (iii) until September 30, 2004 in the case of the forfeitable shares, and until June 30, 2002 in the case of the non-forfeitable shares, each Shareholder also agrees not to sell or otherwise dispose of any shares of NAC stock without the prior written consent of NAC. The foregoing is a summary description of certain terms and provisions of the Voting Agreement, and by its nature is incomplete. The Voting Agreement is filed with this Current Report as Exhibit 4.3.


         C. Employment Agreements
         Certain of the key former ZoomLot employees were required to execute Employment Agreements as a condition of the Merger.

ITEM 5.      OTHER EVENTS

a) Repurchase of shares from Reading Entertainment Inc. and others.

On December 15, 2000, NAC, together with National Cinemas, Inc., entered into an agreement (the "Repurchase Agreement") with Reading Entertainment, Inc., FA, Inc., Citadel Holding Corporation and Craig Corporation (the "Reading Stockholders") for the repurchase of 4,777,121 shares of NAC common stock for the sum of $8 million.

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As part of the Repurchase Agreement, James J. Cotter and Scott A. Braly resigned from the Board of Directors.

In addition, as part of the Repurchase Agreement, the terms or restrictions contained in the November 3, 2000 Stock Purchase and Standstill Agreement between NAC and the Reading Stockholders which were still in or had continuing effect were terminated.

This repurchase transaction was completed on December 28, 2000.


b) New Directors/Resignation of Directors

         The following Directors resigned from NAC's Board of Directors: Philip
A. Sauder, James J. Cotter, Scott A. Braly and David L. Huber. None of the four departing directors resigned because of a disagreement with NAC on any matter relating to NAC's operations, policies or practices. Two new Directors were also added to the Board of Directors: Mallory Factor and Thomas F. Carney, Jr.

c) Employment Agreement with James J. McNamara

         On December 15, 2000, NAC's Board of Directors approved an employment agreement, effective as of November 3, 2000, with James J. McNamara. Under the terms of that agreement, Mr. McNamara is employed as Chief Executive Officer until December 31, 2003, with a base salary of $500,000 per year and an annual bonus of at least $250,000, which may be increased based on NAC's achievement of certain performance milestones. Mr. McNamara has also received a lump-sum payment of $750,000 as a signing bonus and compensation for past services rendered to the Company and he will be entitled to an additional bonus in the amount of $1,000,000 in the event that NAC's Common Stock is listed on the NASDAQ Stock Market, the American Stock Exchange or the New York Stock Exchange. The employment agreement also provides Mr. McNamara with a grant of NAC Common Stock and options, with staggered vesting, to purchase an additional 750,000 shares of NAC Common Stock and for certain payments in the event of a termination without cause by NAC or a termination for good reason by Mr. McNamara.

         Mr. McNamara also holds the title of Chairman of the Board of Directors of the Company.


ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

              It is impracticable to file the financial statements of ZoomLot required by Rule 3-05 of Regulation S-X at this date. Such financial statements will be

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              filed by amendment within 60 days of the date of the filing of this Report on Form 8-K.

         (B)  PRO FORMA FINANCIAL INFORMATION

              It is impracticable to file the pro forma financial information required by Article 11 of Regulation S-X at this date. Such pro forma financial information will be filed by amendment within 60 days of the date of the filing of this Report on Form 8-K.


         (C)  EXHIBITS

                 (2) Merger Agreement and Plan of Reorganization by and among ZLT Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly owned subsidiary of NAC; ZoomLot Corporation, a Delaware corporation, including all of its subsidiaries (collectively, "ZoomLot"); and (each of the following, a "Shareholder" and all of the following together, collectively, the "Shareholders") Ernest C. Garcia II, Verde Reinsurance Company, Ltd., a Nevis Island corporation, Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, Ray Fidel, Steven Johnson, Mark Sauder, EJMS Investors Limited Partnership, an Arizona limited partnership, Colin Bachinsky, Chris Rompalo, Donna Clawson, Mary Reiner, and Kathy Chacon.;

                 (4)

                 4.1 Certificate of Designations of Series B and C Preferred Stock of National Auto Credit, Inc.

                 4.2     Registration Righs Agreement

                 4.3     Lockup, Standstill and Voting Agreement

                 (10)

                 10.1    Employment Agreement between NAC and James J.
                         McNamara*.


                 (99)

                 99.1 Stock Purchase and Standstill Agreement by and among Reading Entertainment, Inc., FA, Inc., Citadel Holding Corporation, Craig Corporation, and National Auto Credit;


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* Indicates a management contract or compensatory plan or arrangement required to be filed.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 2, 2001              NATIONAL AUTO CREDIT, INC.
                                    (Registrant)


                                    By: /s/ JAMES J. MCNAMARA
                                    ------------------------------
                                    JAMES J. MCNAMARA
                                    Chief Executive Officer










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Exhibit
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2        Merger Agreement and Plan of Reorganization by and among ZLT
         Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly Owned subsidiary of NAC; ZoomLot Corporation, a Delaware Corporation, including all of its subsidiaries (collectively, "ZoomLot"); and (each of the following, a "Shareholder" and all of the following together, collectively, the "Shareholders") Ernest C. Garcia II, Verde Reinsurance Company, Ltd., A Nevis Island Corporation, Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, Ray Fidel, Steven Johnson, Mark Sauder, EJMS Investors Limited Partnership, an Arizona limited partnership, Colin Bachinsky, Chris Rompalo, Donna Clawson, Mary Reiner, and Kathy Chacon

4.1 Certificate of Designations of Series B and C Preferred Stock of National Auto Credit, Inc.

4.2      Registration Rights Agreement

4.3      Lock-up, Standstill and Voting Agreement

10.1     Employment Agreement between NAC and James J. McNamara

99.1 Stock Purchase and Standstill Agreement by and among Reading Entertainment, Inc., FA, Inc., Citadel Holding Corporation, Craig Corporation, and National Auto Credit